UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2023

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38386		26-3039436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
675 Ponce de Leon Avenue NE, Suite 6000	Atlanta	Georgia	30308
(Address of principal executive offices, including zip code)
	(888)	798-5802
(Registrant's telephone, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CDLX	The Nasdaq Stock Market LLC
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.
On March 17, 2023, Andrew Christiansen informed Cardlytics, Inc. (the “Company”) that he intended to resign from all positions with the Company, including as Chief Financial Officer of the Company, effective as of July 21, 2023 (the “Separation Date”). Mr. Christiansen’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
In connection with Mr. Christiansen’s resignation, on March 21, 2023, the Company and Mr. Christiansen entered into a Transition Agreement (the “Transition Agreement”), which replaced the prior Amended and Restated Separation Pay Agreement between Mr. Christiansen and the Company, dated as of March 4, 2020. The Transition Agreement provides that Mr. Christiansen shall continue in his role as Chief Financial Officer or otherwise perform duties as requested and authorized by the Company, including cooperating with the Company in effecting a smooth transition of his duties and responsibilities, through the Separation Date (the “Transition Term”). During the Transition Term, the Company will pay Mr. Christiansen $29,166.67 per month. The Transition Agreement further states that upon the completion of the Transition Term, and provided that Mr. Christiansen complies with the Transition Agreement and further executes a separate Release Agreement that contains both a release of claims against the Company and certain restrictive covenants that are binding upon Mr. Christiansen, the Company shall pay Mr. Christiansen a separation payment of $350,000 over a period of 12 months beginning on the Separation Date, and further shall reimburse Mr. Christiansen on a monthly basis for the COBRA premiums actually paid by Mr. Christiansen for up to twelve months following the Separation Date, subject to certain criteria.
The foregoing description of the Transition Agreement is not complete and is qualified in its entirety by reference to the Transition Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardlytics, Inc.

Date:	March 22, 2023	By:	/s/ Karim Temsamani
Karim Temsamani
Chief Executive Officer
(Principal Executive Officer)